Exhibit 15.1

PricewaterhouseCoopers SA Avenue Giuseppe-Motta 50 Case postale 2895 1211 Genève 2 Telephone +41 22 748 51 11 Fax +41 22 748 51 15

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Serono S.A. (SEC File No. 333-12480) of our reports dated January 31, 2005 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 20-F.

PricewaterhouseCoopers S.A.

/s/ M. Aked         /s/ H-J. Hofer

M. Aked  H-J. Hofer
Geneva, March 16, 2005